QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 29, 2003
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

99.1
Press Release of McDATA Corporation ("McDATA") dated May 29, 2003

Item 9. Regulation FD Disclosure

        In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

        On May 29, 2003, McDATA Corporation ("McDATA") issued a press release, attached hereto as Exhibit 99, announcing First Quarter 2003 results. Other information that will be disclosed on the earnings call will be:

  •
  The Sphereon 4500 and the Intrepid 6140 represented close to 50% of total revenues in the first quarter;

  •
  Total ports sold increased approximately 13% sequentially in Q1 2003;

  •
  Hitachi Data Systems was a greater than 10% customer for the third quarter in a row;

  •
  International revenue comprised approximately 28% of revenue;

  •
  The decline in revenue from IBM is attributed to the seasonal nature of our business with the company;

  •
  DSOs (days sales outstanding) were 33 days in Q1 2003, down from 64 days in Q4 2002;

  •
  Inventory turns were approximately 24 in the first quarter;

  •
  We expect second quarter gross margins to be in the mid 50% range;

  •
  We expect SG&A to be between $29 and $30 million in Q2 2003;

  •
  We expect R&D to be between $20 and $21 million in Q2 2003.

        In addition, on May 5, 2003, McDATA was added as the ninth defendant to a January 2003 patent infringement lawsuit that was filed by Raytheon Company in the United States District Court for the Eastern District of Texas—Marshall Division (Civil Action No. 2:03CV13). The complaint alleges that our products infringe and/or we are actively inducing the infringement of Raytheon's United States Patent No. 5,412,791, entitled "Mass Data Storage Library." We received notice of the complaint only recently, and consequently we are at an early stage in our investigation of this matter and we cannot assess the merit or potential materiality of the complaint at this time. However, we intend to defend the action vigorously.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated: May 29, 2003

QuickLinks

  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURE